Exhibit 5.1
January 30, 2015
Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134-1706
Dear Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Cisco Systems, Inc., a California corporation (“Cisco” or the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 21, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 37,625 shares of Cisco’s Common Stock (the “Shares”) subject to issuance by Cisco upon exercise of stock options (the “Options”) granted under the Cariden Technologies, Inc. 2002 Equity Incentive Plan and the Cariden Technologies, Inc. 2011 Equity Incentive Plan and upon the settlement of Restricted Stock Units (the “RSUs”) granted under the Cariden Technologies, Inc. 2012 Equity Incentive Plan (such plans, collectively, the “Plans”) and assumed by Cisco in accordance with the terms of an Agreement and Plan of Merger, dated as of November 28, 2012 by and among Cisco, Caloris Acquisition Corp., a California corporation and wholly-owned subsidiary of Cisco, Cariden Technologies, Inc., a California corporation and the Shareholders’ Agent (the “Merger Agreement”). In rendering this opinion, we have examined such matters of law and fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)
the Company’s Restated Articles of Incorporation, filed with the California Secretary of State on January 18, 2001 and certified by the California Secretary of State on March 4, 2011, as filed with the Commission as an exhibit to the Form S-3 registration statement filed by the Company with the Commission on February 21, 2001 (the “Restated Articles”);

(2)	the Company’s Amended and Restated Bylaws, as filed with the Commission as an exhibit to the Form 8-K filed by the Company with the Commission on October 4, 2012 (the “Restated Bylaws”);

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Registration Statement on Form S-8 (file number 333-185667), filed by the Company with the Commission on December 21, 2012 (the “Prior Registration Statement);

(5)	the Prospectus prepared in connection with the Registration Statement;

(6)	the Prospectus prepared in connection with the Prior Registration Statement;

(7)
the following minutes of meetings and actions by written consent of the Company’s Board of Directors at which, or pursuant to which, the Restated Articles and Restated Bylaws were approved: (i) the Minutes of a meeting of the Board of Directors of the Company held on November 14, 2000, at which resolutions were adopted by the Board of Directors of the Company adopting and approving the Restated Articles and (ii) the Minutes of a meeting of the Board of Directors of the Company held on October 3, 2012, at which resolutions were adopted by the Board of Directors of the Company adopting and approving the Restated Bylaws;

(8)
resolutions that a representative of the Company has represented to us were adopted at a meeting of the Compensation Committee of the Company’s Board of Directors on November 19, 2012, furnished to us by the Company;

(9)
the stock records that the Company has provided to us (consisting of (i) a report from the Company’s transfer agent as to the outstanding shares of the Company’s capital stock as of January 28, 2015 and a verbal confirmation from the Company’s transfer agent as to the outstanding shares of the Company’s capital stock on January 30, 2015; and (ii) a summary report from the Company as of January 28, 2015 of outstanding restricted stock units, options and warrants to purchase the Company’s capital stock and stock reserved for issuance thereunder upon the exercise or settlement of restricted stock units, options and warrants to be granted in the future);

(10)	the Merger Agreement and all exhibits thereto, as well as the Agreement of Merger filed with the California Secretary of State with respect to the Merger Agreement on December 14, 2012;

(11)	the Plans, and the forms of agreements used thereunder, furnished to us by the Company;

(12)
the forms of Cisco’s Stock Option Assumption Agreements (the “Option Assumption Agreements”) and Restricted Stock Unit Assumption Agreements (the “RSU Assumption Agreements”) to be used by the Company to assume stock options and restricted stock units originally issued under the Plans and assumed by the Company under the Merger Agreement, as filed by the Company with the Commission as exhibits to the Prior Registration Statement (and provided as an exhibit to the Registration Statement by incorporation);

(13)
a Certificate of Good Standing issued by the office of the Secretary of State of the State of California, on January 28, 2015 stating that the Company is a California corporation, in good standing (together with the certificate of good standing described in item 14 below, the “Certificates of Good Standing”); and

(14)	a Certificate of Good Standing from the California Franchise Tax Board, dated January 29, 2015, stating that the Company is in good standing with that agency.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and representations made to us by representatives of the Company and have assumed the current accuracy and completeness of the information obtained from such documents and representations. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company with the State of California, we have relied solely upon the Certificates of Good Standing and representations made to us by the Company.
We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California.
This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.
Based upon the foregoing, it is our opinion that:
(1)    The Company is a corporation validly existing, in good standing, under the laws of the State of California; and
(2)    The 37,625 Shares that may be issued and sold by the Company upon the exercise of the Options and settlement of the RSUs, when issued, sold and delivered in accordance with the applicable Plan and notices of stock option grant, stock option agreements, Option Assumption Agreements, restricted stock unit agreements and RSU Assumption Agreements entered into thereunder, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Yours truly, FENWICK & WEST LLP By: /s/ Daniel J. Winnike Daniel J. Winnike, a Partner

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